EXHIBIT 10.2

PROMISSORY NOTE

EXECUTED BY:

SAASMAX, INC.

(the "Borrower")

IN FAVOR OF:

CALIFORNIA CLEAN AIR TECHNOLOGIES, LLC

(the "Lender")

PRINCIPAL AMOUNT:

$50,000 (U.S.)

EFFECTIVE DATE:

July 9, 2013

FOR VALUE RECEIVED, the Borrower hereby promises to pay to or to the order of the Lender on or before July 30, 2013 (the “Maturity Date”), the principal sum of $50,000 (U.S.), without interest.

The Borrower waives presentment, demand, notice, protest and notice of dishonour and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Promissory Note (this “Promissory Note”).

The Borrower agrees this Note may be negotiated, assigned, discounted, or pledged by the Lender and in every case payment will be made to the holder of this Promissory Note instead of the Lender upon notice being given by the holder to the undersigned, and no holder of this Promissory Note will be affected by the state of accounts between the undersigned and the Lender or by any equities existing between the undersigned and the Lender and will be deemed to be a holder in due course and for the value of the Promissory Note held by him.

This Promissory Note is hereby issued by Borrower as partial consideration for, and in connection with, that certain Exclusive Distributor Agreement entered into as of the Effective Date between the Lender, as the “Company” and the Borrower, as the “Distributor” (the “Distributor Agreement”), and incorporates by reference the applicable provisions of Section 9 of said Distributor Agreement.

EXECUTED AND DELIVERED at Vancouver, British Columbia as of the Effective Date.

SAASMAX, INC.

by its authorized signatory:

/s/ Dina M. Moskowitz

Dina M. Moskowitz,

Chief Executive Officer and Chief Financial Officer